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                                                                     Exhibit 5.1


                               February 22, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

        Re: Safeway Inc.
            Registration Statement on Form S-8

Ladies/Gentlemen:

        At your request, I have examined the Registration Statement on Form S-8, together with exhibits thereto (the "Registration Statement"), to be filed by Safeway Inc., a Delaware corporation (the "Company"), relating to the registration, under the Securities Act of 1933, as amended, of $40,000,000 in deferred compensation obligations (the "Obligations") of the Company under the Safeway Executive Deferred Compensation Plan (the "Plan"). I am familiar with the proceedings undertaken by the Company in connection with the authorization of the Plan and the Obligations and such questions of law and fact as I have deemed necessary in order to express the opinion hereinafter stated.

        Based upon the foregoing, I am of the opinion that the Obligations have been duly authorized, and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

        I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and the internal laws of the State of California, and express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.


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        I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                       Very truly yours,

                                       /s/ MICHAEL C. ROSS
                                       -----------------------------------------
                                       Name:      Michael C. Ross
                                       Title:     Senior Vice President,
                                                  Secretary and General Counsel